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                                                                 EXHIBIT 10.3

                       SETTLEMENT AGREEMENT AND MUTUAL RELEASES


     This Settlement Agreement and Mutual Releases are entered into this 11th day of June, 1998, by and among (1) Continental Partners Group, Inc. ("Continental Partners"); (2) Binks Sames Corporation, formerly Binks Manufacturing Company ("Binks"); and (3) Schiff Hardin & Waite.

     WHEREAS Continental Partners has brought suit against Binks in the Law Division of the Circuit Court of Cook County, Illinois in a case captioned CONTINENTAL PARTNERS GROUP, INC. V. BINKS MANUFACTURING COMPANY, 91 L 17815, alleging that Binks is liable for the payment of an independence fee and certain expenses associated with a certain engagement agreement (the "Suit");

     WHEREAS Binks has denied the allegations of Continental Partners in the Suit and has alleged that it properly terminated any agreement with Continental Partners, thereby ending any liabilities to Continental Partners as alleged;

     WHEREAS Binks has filed a suit in the Chancery Division of the Circuit Court of Cook County, Illinois captioned BINKS MANUFACTURING COMPANY V. SCHIFF HARDIN & WAITE AND CONTINENTAL PARTNERS GROUP, INC., Case No. 96 CH 002863, alleging that Continental Partners has tortiously interfered with Binks' relationship with its former counsel, Schiff Hardin & Waite, and further alleging that, in the event that Binks was found liable for the fees sought by Continental Partners in the Suit, that Binks would be entitled to indemnification from Schiff Hardin & Waite for those amounts (the "Chancery Action").

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     WHEREAS Continental Partners and Schiff Hardin & Waite deny that they have any liability as alleged to Binks or that they have committed the acts alleged by Binks in the Chancery Action;

     WHEREAS the parties hereto desire to compromise and settle their various disputes and acknowledge that this settlement agreement is a compromise of unproven and disputed claims and in no way constitutes an admission of liability by any of the parties to this agreement, but each considers it desirable and in their best interest to avoid further expense, inconvenience and distraction associated with the various litigation; and

     WHEREAS each of the parties hereto acknowledges that they are receiving good and valuable consideration for the releases and discharges of the respective claims as set forth above;

     NOW, THEREFORE, in consideration of the mutual covenants herein set forth, the parties desiring to resolve their disputes and disagreements and intending to legally bind themselves, hereby agree as follows:

     1. Binks agrees to pay to Continental Partners the amount of $825,000 payable in the following manner:

          a. $750,000 to be paid in cash or cashier's check on or before July 1, 1998; and

          b. The $75,000 balance to be paid in cash or cashier's check on the earlier date of (a) the sale or merger of Binks or (b) September 4, 1998.

     2. In consideration for the undertakings set forth above, by their signatures hereto, Continental Partners, on behalf of itself, its parents, subsidiaries, affiliates, successors, predecessors, heirs and assigns and all past and present officers, directors, employees, agents,

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servants, attorneys and other representatives of any of the foregoing, fully, finally, unconditionally, irrevocably, and forever release and discharge Binks, its parents, subsidiaries, affiliates, successors, predecessors, heirs and assigns and all past and present officers, directors, shareholders, employees, agents, servants, attorneys and other representatives of any of the foregoing, who are liable or who might be claimed to be liable in any manner, from any and all claims, liabilities, causes of action, rights of action and actions, demands, suits, proceedings, covenants, contracts, controversies, agreements, promises, accounts, damages, debts, losses, obligations, costs, fees and expenses or claims for contribution, indemnity or insurance whether legal or equitable, known or unknown, liquidated or unliquidated, suspected or unsuspected, claimed or concealed, mentioned or not mentioned herein, fixed or contingent and without regard to date of accrual, which Continental Partners ever had, now has, claims to have, or hereafter can, shall, or may have against any of them, for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to the date of this release, including, without limitation, any and all claims which were or could have been asserted in the Suit or the Chancery Action.

     3. In consideration for the undertakings set forth above, by their signatures hereto, Binks, on behalf of itself, its parents, subsidiaries, affiliates, successors, predecessors, heirs and assigns and all past and present officers, directors, employees, agents, servants, attorneys and other representatives of any of the foregoing, fully, finally, unconditionally, irrevocably, and forever release and discharge Continental Partners, its parents, subsidiaries, affiliates, successors, predecessors, heirs and assigns and all past and present officers, directors, employees, agents, servants, attorneys and other representatives of any of the foregoing, who are liable or who might

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be claimed to be liable in any manner, from any and all claims, liabilities, causes of action, rights of action and actions, demands, suits, proceedings, covenants, contracts, controversies, agreements, promises, accounts, damages, debts, losses, obligations, costs, fees and expenses or claims for contribution, indemnity or insurance whether legal or equitable, known or unknown, liquidated or unliquidated, suspected or unsuspected, claimed or concealed, mentioned or not mentioned herein, fixed or contingent and without regard to date of accrual, which Binks ever had, now has, claims to have, or hereafter can, shall, or may have against any of them, for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to the date of this release, including, without limitation, any and all claims which were or could have been asserted in the Suit or the Chancery Action.

     4. In consideration for the undertakings set forth above, by their signatures hereto, Binks, on behalf of itself, its parents, subsidiaries, affiliates, successors, predecessors, heirs and assigns and all past and present officers, directors, employees, agents, servants, attorneys and other representatives of any of the foregoing, fully, finally, unconditionally, irrevocably, and forever release and discharge Schiff Hardin & Waite, its successors, predecessors, heirs and assigns and all past and present partners, shareholders, employees, agents, servants, attorneys and other representatives of any of the foregoing, who are liable or who might be claimed to be liable in any manner, from any and all claims, liabilities, causes of action, rights of action and actions, demands, suits, proceedings, covenants, contracts, controversies, agreements, promises, accounts, damages, debts, losses, obligations, costs, fees and expenses or claims for contribution, indemnity or insurance whether legal or equitable, known or unknown, liquidated or unliquidated, suspected or unsuspected, claimed or concealed, mentioned or not mentioned herein, fixed or contingent and

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without regard to date of accrual, which Binks ever had, now has, claims to have, or hereafter can, shall, or may have against any of them, for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to the date of this release, including, without limitation, any and all claims which were or could have been asserted in the Suit or the Chancery Action.

     5. In consideration for the undertakings set forth above, by their signatures hereto, Schiff Hardin & Waite, on behalf of itself, its successors, predecessors, heirs and assigns and all past and present partners, shareholders, employees, agents, servants, attorneys and other representatives of any of the foregoing, fully, finally, unconditionally, irrevocably, and forever release and discharge Binks, its parents, subsidiaries, affiliates, successors, predecessors, heirs and assigns and all past and present officers, directors, shareholders, employees, agents, servants, attorneys and other representatives of any of the foregoing, who are liable or who might be claimed to be liable in any manner, from any and all claims, liabilities, causes of action, rights of action and actions, demands, suits, proceedings, covenants, contracts, controversies, agreements, promises, accounts, damages, debts, losses, obligations, costs, fees and expenses or claims for contribution, indemnity or insurance whether legal or equitable, known or unknown, liquidated or unliquidated, suspected or unsuspected, claimed or concealed, mentioned or not mentioned herein, fixed or contingent and without regard to date of accrual, which Schiff Hardin & Waite ever had, now has, claims to have, or hereafter can, shall, or may have against any of them, for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to the date of this release, including, without limitation, any and all claims which were or could have been asserted in the Suit or the Chancery Action.

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     6.   Binks and Continental Partners agree that within ten (10) days of the execution of this settlement agreement they shall each execute a stipulation to dismiss their respective foregoing lawsuits with prejudice and without costs, and all parties hereto agree to bear their own costs and attorneys' fees.

     7. No verbal statements, agreements, promises, undertakings, arrangements, understandings, or any conduct, act or omission of any party occurring subsequent to the date of this settlement agreement shall be deemed an amendment or modification hereof unless reduced to writing and signed by each of the parties hereto.

     8. This settlement agreement constitutes the entire agreement between the parties and no representations, agreements or understandings of any kind either written or oral shall be binding upon the parties unless expressly contained herein.

     9. This settlement is a complete and exhaustive statement of the terms of the parties' agreement, which may not be explained or supplemented by evidence of consistent additional terms or contradicted by evidence of any prior, contemporaneous agreement. The parties acknowledge that this agreement is the product of the parties' negotiations, and the contributions of each, and that no rule of strict construction of this agreement shall apply against any party deemed to have been the principal drafter.

     10. The parties and all signatories to this agreement hereby acknowledge that the settlement agreement and release shall be governed by and construed in accordance with the internal laws of Illinois without regard to conflict of law principles. The parties hereby acknowledge that they are represented by their respective attorneys, who have advised their clients regarding all matters relating to the settlement agreement, including the parties' rights and

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obligations hereunder.  Each of the undersigned parties represents that he, she or it is fully empowered and authorized to enter into, execute, deliver and perform the terms and conditions of




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the settlement agreement.  The parties each represent and warrant that they have not assigned any of the claims released in this agreement to any other person or entity. This agreement shall be binding upon each of the parties hereto and their respective successors and assigns.

     11. This agreement may executed in any number of counterparts. Facsimile copies of executed signature pages shall be deemed to constitute originals for the purposes of this agreement and shall together constitute one and the same legal instrument.

     IN WITNESS WHEREOF, we have set our hands and seals this 11th day of June, 1998.



BINKS SAMES CORPORATION            CONTINENTAL PARTNERS GROUP, INC.



By: /s/ Donald G. Meyer            By: /s/ Mark Colbert
    -------------------                ----------------
Its: President and CEO             Its: Assistant Secretary


SCHIFF HARDIN & WAITE



By: /s/ Barry S. Alberts
    --------------------
Its: Partner




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